STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: sroth@sablaw.com

                                          February 11, 2000

VIA EDGARLINK

Board of Directors
IL Annuity and Insurance Company
2960 North Meridian Street
Indianapolis, Indiana  46208

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the registration statement on Form N-4 for IL Annuity and Insurance Co. Separate Account 1 (File No. 033-89028). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP


                                             By: /s/ Stephen E. Roth
                                                 ---------------------------
                                                 Stephen E. Roth